UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2009

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

     In connection with its annual review of executive compensation, on January 22, 2009, the Board of Directors (including a majority of the independent directors of the Board of Directors) of NovaDel Pharma Inc., a Delaware corporation (the “Company”), in light of the recent and continued downturn in the economy, has approved, as recommended by the Compensation Committee of the Company, the proposal to maintain employee salaries, including the executive officers of the Company, at 2008 levels and to withhold annual bonuses for 2008 performance. Notwithstanding the foregoing, the Board of Directors (including a majority of the independent directors of the Board of Directors) of the Company has approved, as recommended by the Compensation Committee of the Company, the proposal to grant a one-time special cash bonus of $50,000 to Dr. David H. Bergstrom in recognition of his individual efforts in 2008 in connection with the Company’s research and development efforts and clinical activities including, but not limited to, the U.S. Food and Drug Administration’s approval of the New Drug Application for Zolpimist (zolpidem tartrate) Oral Spray for the short-term treatment of insomnia.

     In addition, on January 22, 2009, the Board of Directors (including a majority of the independent directors of the Board of Directors) of the Company has approved, as recommended by the Compensation Committee of the Company, the proposal to grant stock options, in accordance with the Company’s 2006 Equity Incentive Plan, to certain named executives as set forth below:

Named Executive	Stock Option Award	Vesting
Steven B. Ratoff	1,250,000	(i) Options to purchase 450,000 shares of common stock are fully vested and exercisable on January 22, 2009.

		(ii) Options to purchase 400,000 shares become fully vested and exercisable upon the Company’s execution of license agreements whereby the Company will receive cumulative upfront payments of $2,500,000 or more.

		(iii) Options to purchase 400,000 shares become fully vested and exercisable upon execution of license agreements whereby the Company will receive, inclusive of any upfront payment received in (ii) above, a total payment of $5,000,000 or more.

David H. Bergstrom	400,000	Exercisable in equal monthly installments over a period of twenty-four months.

Michael E. Spicer	125,000	Exercisable in equal monthly installments over a period of twenty-four months.

Deni M. Zodda	125,000	Exercisable in equal monthly installments over a period of twenty-four months.

     These options have an exercise price of $0.34 per share (equal to the fair market value on the date of grant, which is the closing price on January 22, 2009) and will expire on January 22, 2014.

In addition, on January 22, 2009, the Board of Directors (including a majority of the independent directors of the Board of Directors) of the Company has approved, as recommended by the Compensation Committee of the Company, the proposal that, in the event that the Company engages in a strategic transaction, including a merger, sale, license, collaboration or other business combination, in which the Company will receive a payment or payments in excess of an undisclosed dollar amount approved by the Board of Directors, that Mr. Steven B. Ratoff will be granted a one-time special cash bonus of $500,000. The Board of Directors and Mr. Ratoff continue to work through the terms of the agreement. Such agreement will be filed as an exhibit to the Company’s next periodic report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

	By:	/s/ MICHAEL E. SPICER
	Name:	Michael E. Spicer
	Title:	Chief Financial Officer and Corporate
Secretary

Date: January 28, 2009